UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 13, 2009

CAVICO CORP.

(Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

17011 Beach Blvd., Suite 1230,
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip C. Bolles was appointed as a member of our Board of Directors at a meeting of the Board of Directors held on November 13, 2009.  His appointment was effective immediately. There is no arrangement or understanding between Mr. Bolles and any other persons pursuant to which Mr. Bolles was appointed as a director.  The Board of Directors has appointed Mr. Bolles to serve on the Audit Committee and the Compensation Committee.

Mr. Bolles, 66, has been the Managing Consultant of Global Commercial Strategies Group from 1992 through the present.  During that time, he served as the Chief Financial Officer of Retail Pro, Inc. from April 2007 through January 2008.  He holds a Bachelor of Science degree in Accounting, with Honors from the University of San Diego.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: November 17, 2009	By:	/s/ Timothy Dac Pham
Name: Timothy Dac Pham
Vice President